UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	May 31, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On May 31, 2005, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P., through a newly formed and wholly owned subsidiary, BIR-Charlotte I, LLC, consummated the acquisition of 100% of the fee simple interest of Riverbirch Apartments (“Riverbirch”), a 210 unit multifamily apartment community located in Charlotte, North Carolina, from an unaffiliated third party. The acquisition was consummated pursuant to a bid placed at the May 16, 2005 foreclosure auction of the property. The bid of $8,200,000 was declared the winning bid on May 26, 2005, after a mandatory 10 day waiting period during which the seller is required to accept incrementally higher bids (5%) from other interested parties, as required by North Carolina law. A deposit on the purchase price was paid at the time the bid was accepted, and the balance of the acquisition cost was paid on May 31, 2005 at the closing on the property. Both payments were made from available cash.

Based upon the requirements of Rules 3-05 and 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and Item 9.01 of Form 8-K, the Registrant has determined that financial statements for Riverbirch and pro forma financial information of the Registrant reflecting the purchase of Riverbirch are not required to be filed as this acquisition is not deemed “significant” by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: June 6, 2005	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Chief Accounting Officer